Exhibit 1.2

CENTURYLINK, INC.

PRICE DETERMINATION AGREEMENT

March 5, 2012

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Mizuho Securities USA Inc.

U.S. Bancorp Investments, Inc.

SunTrust Robinson Humphrey, Inc.

Fifth Third Securities, Inc.

Morgan Keegan & Company, Inc.

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

RBC Capital Markets, LLC
Three World Financial Center, 8th Floor
200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated March 5, 2012 (the “Underwriting Agreement”), between CenturyLink, Inc., a Louisiana corporation (the “Company”), and the several Underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement provides for the sale to the Underwriters, and the purchase by the Underwriters, severally and not jointly, from the Company, subject to the terms and conditions set forth therein, of $1,400,000,000 aggregate principal amount of the Company’s 5.80% Senior Notes, Series T, due 2022 (the “Series T Notes”) and $650,000,000 aggregate principal amount of the Company’s 7.65% Senior Notes, Series U, due 2042 (the “Series U Notes” and, together with the Series T Notes, the “Securities”) to be issued pursuant to an Indenture dated as of March 31, 1994 between the Company and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee, and as will be further supplemented, with respect to the Securities, by the Seventh Supplemental Indenture to be dated as of March 12, 2012. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

For all purposes of the Underwriting Agreement, “Time of Sale” means 5:15 p.m. (New York City time) on the date of this Price Determination Agreement.

Pursuant to Section 1(b) of the Underwriting Agreement, the undersigned agree with the several Underwriters that (i) the purchase price for the Series T Notes to be paid by the several Underwriters shall be 99.192% of the aggregate principal amount of the Series T Notes set forth opposite the names of the Underwriters in Schedule I attached thereto and (ii) the purchase price for the Series U Notes to be paid by the several Underwriters shall be 99.030% of the aggregate principal amount of the Series U Notes set forth opposite the names of the Underwriters in Schedule I attached thereto.

The Company represents and warrants to the several Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THE RIGHTS AND DUTIES OF THE PARTIES TO THIS PRICE DETERMINATION AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

This Price Determination Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement among the several Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the several Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
	Name:	Stacey W. Goff
	Title:	Executive Vice-President, General Counsel and Secretary

Confirmed as of the date first above mentioned:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Barclays Capital Inc.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

As Representatives of the several Underwriters

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